Exhibit - 11.1
                     Computation of Earnings Per Share Data



     The following formulas were used to calculate the earnings per share data shown in the Consolidated Statements of Income and Retained Earnings for the three months and nine months ended September 30, 1996 and September 30, 1995 included in this Report.



                                      Calculation
                                      -----------
Three Months Ended
------------------
September 30, 1996  Net Income         Net Income        = $    9,000  = $ .00
                    per common   -----------------------   ----------
                    share        Weighted average shares    5,988,025
                                 of Common Stock for the
                                 period



September 30, 1995  Net Income         Net Income        = $2,449,000  = $ .37
                    per common   -----------------------   ----------
                    share        Weighted average shares    6,630,260
                                 of Common Stock for the
                                 period


Nine Months Ended
------------------
September 30, 1996  Net Income         Net Income        = $  640,000  = $ .11
                    per common   -----------------------   ----------
                    share        Weighted average shares    6,036,503
                                 of Common Stock for the
                                 period



September 30, 1995  Net Income         Net Income        = $7,157,000  = $1.04
                    per common   -----------------------   ----------
                    share        Weighted average shares    6,891,104
                                 of Common Stock for the
                                 period




For purposes of calculating earnings per share, there were 5,988,025 and 6,036,503 weighted average shares of common stock outstanding during the three months and nine months ended September 30, 1996 and 6,630,260 and 6,891,104 weighted average shares of common stock outstanding during the three months and nine months ended September 30, 1995. The effect of the Company's stock option plans was anti-dilutive for all periods presented.